Exhibit 99.1

Plus Therapeutics Reports Second Quarter 2020 Financial and Business Results

AUSTIN, Texas, August 10, 2020 (GLOBE NEWSWIRE) -- Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), today announced financial and business results for its Second Quarter Fiscal Year 2020 ended June 30, 2020.

Q2 2020 net loss was $1.8 million, or $0.45 per share, including payments to NanoTx LLC of $0.78 million. Net cash used in operating activities for the six months ended June 30, 2020 was approximately $2.9 million. Plus Therapeutics ended Q2 2020 with approximately $9.3 million of cash and cash equivalents.

The Plus Therapeutics portfolio has three clinical-stage injectable drugs being developed on a unique nanotechnology platform designed to provide patient benefits through improved formulation and delivery innovation. The Company believes the platform can enable significant potential enhancements of safety, efficacy and convenience for oncology patients and their health providers compared to current standards of care.

The lead investigational drug in the Company’s licensed radiotherapeutic portfolio is Rhenium NanoLiposomes (RNL™), a nanoliposome-encapsulated radionuclide for several cancer targets. Initially being developed for the treatment of recurrent glioblastoma, RNL is being evaluated in the U.S. NIH/NCI-supported, multi-center ReSPECT™ Phase 1 dose-finding clinical trial (NCT01906385).  RNL is designed to safely, effectively, and conveniently deliver a very high dose of radiation directly into the brain tumor that is up to 25 times greater than that currently being given to recurrent glioblastoma patients using external beam radiation therapy.

H2 2020 Business Expansion Outlook

The first half of Fiscal Year 2020 marked the successful implementation of the Company’s refined development focus, initial pipeline expansion and optimized cost structure. In the second half of Fiscal Year 2020, the Company intends to focus on a number of additional business objectives and potential milestones:

•	Report preliminary RNL™ data from the ReSPECT Phase I dose finding trial in recurrent glioblastoma
•	Finalize RNL Phase 2/pivotal trial plan in recurrent glioblastoma
•	Seek RNL Orphan Drug Designation decisions from regulatory agencies
•	Complete evaluations of additional external and internal drug development candidates
•	Initiate IND-enabling RNL studies for additional indications
•	Explore partnership opportunities for RNL, DocePLUS and DoxoPLUS assets

“Following the close of our most recent in-licensing transaction, we have made steady progress in expediting the ReSPECT trial,” said Dr. Marc Hedrick, President and Chief Executive Officer of Plus Therapeutics. “The second half of 2020 includes the prospect of further significant advancement for our RNL program-- and for the Company. We believe RNL has the potential of improving brain tumor therapy and that of other difficult to treat radiosensitive tumors.”

Q2 2020 Financial Highlights

•	Net cash used in operating activities was $2.9 million for the six months ended June 30, 2020, compared to $4.4 million during the same period in 2019.

•	In Q2 2020, 162,500 series U warrants were exercised, raising $0.36M.
•	Q2 2020 loss from continuing operations was $1.8 million, or $ 0.45 per share, compared to $2.3 million, or $5.12 per share for Q2 2019.
•

Q2 2020 net loss was $1.8 million, or $0.45 per share, compared to $9.1 million, or $20.67 per share, for Q2 2019, reflecting a loss from discontinued operations of $0 for Q2 2020 and $6.9 million in Q2 2019.

Investor Call Today at 5 p.m. EDT

The Company plans to hold a conference call and live audio webcast today at 5:00 PM Eastern Time to discuss its financial results and provide a general business update.

Event:  Plus Therapeutics Second Quarter Fiscal Year 2020 Financial Results Conference Call and

Webcast

Date:  Monday, August 10, 2020

Time: 5:00 PM Eastern Time.

Live Call: Phone Number: (877) 402-3914; Conference ID:  5925129

Live Webcast:https://event.on24.com/wcc/r/2402905/A6C80D40192BA72B1FDF935FEAFD7277

Beginning two hours after the conclusion of the conference call, a replay will be available.

Replay: http://ir.plustherapeutics.com/events/default.aspx

About Plus Therapeutics, Inc.

Plus Therapeutics (Nasdaq: PSTV) is a clinical-stage pharmaceutical company whose radiotherapeutic portfolio is concentrated on nanoliposome-encapsulated radionuclides for several cancer targets. Central to the Company’s drug development is a unique nanotechnology platform designed to reformulate, deliver and commercialize multiple drugs targeting rare cancers and other diseases. The platform is designed to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs, potentially enhancing the safety, efficacy and convenience for patients and healthcare providers. More information may be found at www.plustherapeutics.com and www.respect-trials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “will,” “believe,” “plan,” “can,” “enable,” “design,” “intend,” “potential,” “expect,” “estimate,” “project,” “prospect,” “target,” “focus,” “anticipate,” “could,” “should,” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the following: the design and potential of the Plus Therapeutics portfolio to reformulate, deliver and commercialize multiple novel, proprietary drugs targeting rare cancers and other diseases and to facilitate new delivery approaches and/or formulations of safe and effective, injectable drugs; the Company’s belief as to the platform’s capacity to leverage new delivery approaches and/or formulations to enable significant potential enhancements of safety, efficacy and convenience for patients and healthcare providers; the potential of the Company’s portfolio generally, and the potential of RNL™ to safely and effectively deliver a dose of radiation directly to the tumor up to 25 times greater than that currently being given to patients using external beam radiation therapy; the Company’s belief as to the potential of RNL™ to improve brain tumor therapy and that of other difficult to treat radiosensitive tumors; the timing, status, outcome, and anticipated expansion of clinical trials for RNL™, including the planned initiation of an additional Phase 1 study and enrollment at additional sites, and the anticipated timing thereof; the Company’s business expansion outlook for the second half of 2020, including its intended focus on certain additional business expansion milestones; the Company’s expectations regarding the progress and prospect of advancement for the Company, RNL™, and the Company’s portfolio during the second half of 2020; and the potential impact of the COVID-19 pandemic on the Company and its clinical programs, operating results, and financial condition. The forward-looking statements included in this press release are subject to a number of risks and uncertainties that may cause actual results to differ materially from those discussed in such forward-looking statements.  These risks and uncertainties include, but are not limited to: the risk that the Company is not able to successfully develop product candidates that can leverage the U.S. FDA’s accelerated regulatory pathways; the early stage of the Company’s product candidates and therapies, the results of its research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s history of losses; the Company’s need for, and ability to raise, additional cash or obtain other sources of funding; the Company’s ability to: (a) obtain and maintain regulatory approvals, (b) continue as a going concern, (c) remain listed on the Nasdaq Capital Market, (d) to obtain or maintain sufficient levels of reimbursement for its tests, and (d) to repay or refinance some or all of its outstanding indebtedness; the outcome of the Company’s partnering/licensing efforts; market and economic conditions; the impact of the COVID-19 pandemic on the Company and the effectiveness of the efforts it has taken or may take in the future in response thereto; and additional risks described under the heading “Risk Factors” in the Company’s Securities and Exchange Commission filings, including in the Company’s annual and quarterly reports. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	As of June 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$9,266	$17,552
Accounts receivable	951	1,169
Restricted cash	—	40
Inventories, net	107	107
Other current assets	469	957
Total current assets	10,793	19,825

Property and equipment, net	2,014	2,179
Operating lease right-of-use assets	707	781
Other assets	18	72
Goodwill	372	372
Total assets	$13,904	$23,229
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,608	$3,279
Operating lease liability	139	147
Term loan obligations, net of discount	6,026	11,060
Total current liabilities	9,773	14,486

Noncurrent operating lease liability	589	646
Warrant liability	242	6,929
Other noncurrent liabilities	—	8
Total liabilities	10,604	22,069

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,959 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,273,857 and 3,880,588 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	431,492	426,426
Accumulated deficit	(428,196)	(425,270)
Total stockholders’ equity	3,300	1,160
Total liabilities and stockholders’ equity	$13,904	$23,229

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Development revenues:
Government contracts and other	$185	$302	$303	$1,039
Operating expenses:
Research and development	327	1,289	1,268	2,715
In process research and development acquired from NanoTx	781	—	781	—
Sales and marketing	105	97	215	211
General and administrative	1,324	875	2,832	2,237
Total operating expenses	2,537	2,261	5,096	5,163
Operating loss	(2,352)	(1,959)	(4,793)	(4,124)

Other income (expense):
Interest income	9	7	45	14
Interest expense	(252)	(597)	(601)	(1,111)
Change in fair value of warrants	756	282	2,423	492
Total other income (expense)	513	(308)	1,867	(605)
Loss from continuing operations	(1,839)	(2,267)	(2,926)	(4,729)
Loss from discontinued operations	—	(6,880)	—	(7,568)
Net loss	$(1,839)	$(9,147)	$(2,926)	$(12,297)

Basic and diluted net loss per share attributable to common stockholders - continuing operations	$(0.45)	$(5.12)	$(0.74)	$(11.89)
Basic and diluted net loss per share attributable to common stockholders - discontinued operations	$—	$(15.55)	$—	$(19.02)
Net loss per share, basis and diluted	$(0.45)	$(20.67)	$(0.74)	$(30.91)
Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	4,053,242	442,512	3,967,392	397,827

PLUS THERAPEUTICS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended June 30,
	2020	2019
Cash flows used in operating activities:
Net loss	$(2,926)	$(12,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	188	617
Amortization of deferred financing costs and debt discount	275	257
In process research and development acquired from NanoTx Therapeutics	781	—
Noncash lease expenses	9	39
Change in fair value of warrants	(2,423)	(492)
Share-based compensation expense	55	77
Loss on sale of business	—	6,508
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	218	(28)
Inventories	—	235
Other current assets	487	216
Other assets	54	257
Accounts payable and accrued expenses	371	108
Deferred revenues	—	29
Other long-term liabilities	—	54
Net cash used in operating activities	(2,911)	(4,420)
Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(23)	(6)
In process research and development acquired from NanoTx Therapeutics	(400)	—
Proceeds from sale of business	—	5,637
Net cash provided by (used in) investing activities	(423)	5,631
Cash flows used in financing activities:
Principal payments of long-term obligations	(5,307)	(3,490)
Payment of financing lease liability	(51)	(28)
Proceeds from exercise of warrants	366	—
Proceeds from sale of common stock, net	—	1,984
Net cash used in financing activities	(4,992)	(1,534)
Effect of exchange rate changes on cash and cash equivalents	—	(4)
Net decrease in cash and cash equivalents	(8,326)	(327)
Cash, cash equivalents, and restricted cash at beginning of period	17,592	5,301
Cash, cash equivalents, and restricted cash at end of period	$9,266	$4,974
Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$372	$826
Supplemental schedule of non-cash investing and financing activities:
Common stock issued in payment for in process research and development	$381	—

Contact:

Plus Therapeutics, Inc.
Andrew Sims
VP – Chief Financial Officer, Investor Relations
Phone: +1.619.333.4150
Email: ir@plustherapeutics.com
Corporate Website: plustherapeutics.com

Clinical Website:  respect-trials.com